Exhibit 10.39

FIRST AMENDMENT TO

STOCK OPTION AGREEMENT

This FIRST AMENDMENT TO STOCK OPTION AGREEMENT (this “Amendment”) is made as of «DATE» (the “Effective Date”), between American Tire Distributors Holdings, Inc., a Delaware corporation (the “Company”), and «NAME» (the “Optionee”).

RECITALS

A. The Company and the Optionee are parties to the Stock Option Agreement, dated as of May 25, 2005 (the “Option Agreement”), pursuant to which the Company granted to Optionee certain options to purchase shares of Series A Common Stock, $0.01 par value per share, of the Company, subject to the terms and conditions of the Company’s 2005 Management Stock Incentive Plan.

B. The parties hereto desire to amend the Option Agreement on the terms and conditions more specifically set forth below.

NOW, THEREFORE, for and in consideration of the foregoing premises, and the covenants and agreements of the parties set forth herein, together with other good and valuable consideration received by each of the parties, the receipt and sufficiency of which are hereby acknowledged and confessed by each of the parties, the parties do hereby covenant and agree as follows:

AGREEMENTS

1. Definitions. Capitalized terms which are used but not defined in this Amendment shall have the meanings ascribed thereto in the Option Agreement.

2. Option Shares. Section 2 of the Option Agreement is hereby amended to reduce the number of Option Shares subject to the Option from «NUMBER OF SHARES»Option Shares to «NUMBER OF SHARES»Option Shares.

3. Exercisability. Section 3 of the Option Agreement is hereby deleted in its entirety and replaced with the following:

“If a Cash Realization occurs prior to December 31, 2012, the Option shall become exercisable as follows: (a) if the Cash Realization occurs during fiscal year 2010, then (i) the Option shall become exercisable to the extent of «NUMBER OF SHARES»Option Shares if the Initial Stockholder has realized at least a 3.0x return of capital on its investment on a fully diluted basis (measured from the Closing Date through the date of closing of the Cash Realization and taking into account the Cash Realization), (ii) the Option shall become exercisable to the extent of «NUMBER OF SHARES»Option Shares if the Initial Stockholder has realized at least a 3.5x return of capital on its investment on a fully diluted basis (measured from the Closing Date through the date of closing of the Cash Realization and taking into account the Cash Realization), or (iii) the Option shall become exercisable to the extent of «NUMBER OF SHARES»Option Shares if the Initial Stockholder has realized at least a 4.0x return of capital on its investment on a fully diluted basis (measured from the Closing Date through the date of closing of the Cash Realization and taking into account the Cash Realization), (b) (a) if the Cash Realization occurs during fiscal year 2011, then (i) the Option shall become exercisable to the extent of «NUMBER OF SHARES»Option Shares if the Initial Stockholder has realized at least a 3.0x return of capital on its investment on a fully diluted basis (measured from the Closing Date through the date of closing of the Cash Realization and taking into account the Cash Realization), (ii) the Option shall become exercisable to the extent of «NUMBER OF SHARES»Option Shares if the Initial Stockholder has realized at least a 3.5x return of capital on its investment on a fully diluted basis (measured from the Closing Date through the date of closing of the Cash Realization and taking into account the Cash Realization), or (iii) the Option shall become exercisable to the extent of «NUMBER OF SHARES»Option Shares if the Initial Stockholder has realized at least a 4.0x return of capital on its investment on a fully diluted basis (measured from the Closing Date through the date of closing of the Cash Realization and taking into account the Cash Realization), and (c) (a) if the Cash Realization occurs during fiscal year 2012, then (i) the Option shall become exercisable to the extent of «NUMBER OF SHARES»Option Shares if the Initial Stockholder has realized at least a 3.0x return of capital on its investment on a fully diluted basis (measured from the Closing Date through the date of closing of the Cash Realization and taking into account the Cash Realization), (ii) the Option shall become exercisable to the extent of «NUMBER OF SHARES»Option Shares if the Initial Stockholder has realized at least a 3.5x return of capital on its investment on a fully diluted basis (measured from the Closing Date through the date of closing of the Cash Realization and taking into account the Cash Realization), or (iii) the Option shall become exercisable to the extent of «NUMBER OF SHARES»Option Shares if the Initial Stockholder has realized at least a 4.0x return of capital on its investment on a fully diluted basis (measured from the Closing Date through the date of closing of the Cash Realization and taking into account the Cash Realization). The foregoing provision is reflected in the following table:

	MOIC of 3.0x	MOIC of 3.5x	MOIC of 4.0x

2010	«NUMBER OF SHARES»	«NUMBER OF SHARES»	«NUMBER OF SHARES»

2011	«NUMBER OF SHARES»	«NUMBER OF SHARES»	«NUMBER OF SHARES»

2012	«NUMBER OF SHARES»	«NUMBER OF SHARES»	«NUMBER OF SHARES»

4. Effect of Approved Sale. Clause (ii) of Section 6(b) is hereby deleted in its entirety and replaced with the following:

“(ii) in the event of an Approved Sale structured as a stock-for-stock merger, exchange or similar transaction, if the definitive agreement governing such Approved Sale so provides, effective as of the consummation of such Approved Sale, the exercisable but unexercised portion of the Option shall be automatically cancelled and the Optionee shall be entitled to receive the type of securities into which the shares of Company Common Stock are being converted in such Approved Sale, in such amount as determined by the Committee in its discretion based on the exchange ratio in such transaction and taking into account the Exercise Price (subject to customary provisions for cash-in-lieu of fractional shares as and if determined appropriate by the Committee);”

5. Ratification. Except as expressly provided in this Amendment, all of the terms and provisions of the Option Agreement shall remain unaffected, unchanged and unimpaired by reason of this Amendment. The Option Agreement, as amended by this Amendment, is hereby ratified, confirmed and continued in full force and effect.

6. Reliance. The Optionee acknowledges and agrees that the Company will continue to administer the Plan (including allocation of options authorized under the Plan) in reliance on the agreements set forth in this Amendment.

7. Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

By:
Name:
Title:

OPTIONEE:

Name: «NAME»

Address:

Facsimile: ( )